UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 30, 2023
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street, Suite 600
Tempe, Arizona 85288
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FSLR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On June 30, 2023, First Solar, Inc. (the “Company”) entered into a Revolving Credit and Guaranty Agreement (the “Credit Agreement”), among the Company, the guarantors from time to time party thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement provides the Company with a senior secured five-year revolving credit facility (the “Credit Facility”) in an aggregate principal amount of $1,000,000,000, with a sub-limit of $250,000,000 available for the issuance of letters of credit. Borrowings under the Credit Facility are available for working capital and other general corporate purposes. Subject to certain conditions, the Company has the right to increase the aggregate commitments under the Credit Facility by an additional $1,000,000,000. The Company may request up to two one-year extensions of the Credit Facility.

Prior to the Investment Grade Ratings Trigger Date (as defined in the Credit Agreement), borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Company’s option, (i) the Term SOFR Rate (as defined in the Credit Agreement), plus a credit spread adjustment of 0.10%, plus a margin of 1.750% to 2.250% based on the Company’s Net Leverage Ratio (as defined in the Credit Agreement) or (ii) the Alternate Base Rate (as defined in the Credit Agreement) plus a margin of 0.750% to 1.250% based on the Company’s Net Leverage Ratio. If the Investment Grade Ratings Trigger Date occurs, then on and after such date, if the Company elects to switch to a ratings-based pricing system, borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the Company’s option, (i) the Term SOFR Rate, plus a credit spread adjustment of 0.10%, plus a margin of 1.250% to 2.125% based on the Company’s Public Debt Rating (as defined in the Credit Agreement) or (ii) the Alternate Base Rate plus a margin of 0.250% to 1.125% based on the Company’s Public Debt Rating. In addition to paying interest on outstanding principal under the Credit Agreement, the Company is required to pay a commitment fee to the Lenders in respect of the daily amount of the unutilized commitments thereunder. Prior to the Investment Grade Ratings Trigger Date, the commitment fee rate ranges from 0.225% to 0.375% per annum based on the Company’s Net Leverage Ratio. If the Investment Grade Ratings Trigger Date occurs, then on and after such date, if the Company elects to switch to a ratings-based pricing system, the commitment fee rate will range from 0.125% to 0.325% based on the Company’s Public Debt Rating. The Credit Agreement also requires the Company to pay (i) letter of credit participation fees equal to the applicable margin for Term SOFR loans on the face amount of each letter of credit, (ii) letter of credit fronting fees in an amount to be agreed by the Company and such issuing lender, and (iii) other customary letter of credit fees.

The Company may voluntarily repay outstanding loans under the Credit Agreement at any time without premium or penalty, subject to customary “breakage” costs with respect to Term SOFR loans.

The Company’s obligations under the Credit Agreement (and certain other obligations as specified in the Credit Agreement, including the Company's guarantee of a $500.0 million credit facility provided by the U.S. International Development Finance Corporation to a subsidiary of the Company) are secured by substantially all of the tangible and intangible assets of the Company, including pledges of the capital stock of the Company’s directly owned subsidiaries (limited to 65% of such capital stock in the case of directly owned foreign subsidiaries). If the Investment Grade Ratings Trigger Date occurs, then so long as no event of default has occurred and is continuing on such date, the collateral security arrangements described above will be automatically released.

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company and its subsidiaries to: (a) incur additional indebtedness, (b) create liens, (c) engage in mergers or consolidations, (d) dispose of certain property, (e) make investments (including acquisitions), (f) pay dividends, repurchase shares, and make other distributions to shareholders, (g) engage in certain transactions with affiliates, (h) enter into certain negative pledge agreements, and (i) enter into certain agreements that restrict distributions from subsidiaries. In addition, the Credit Agreement includes financial covenants requiring the Company to (i) not exceed a Net Leverage Ratio of 3.50 to 1.00 (subject to increase in connection with the consummation of a Material Acquisition (as defined in the Credit Agreement)) and (ii) maintain an Interest Coverage Ratio (as defined in the Credit Agreement) of at least 3.00 to 1.00. If the Investment Grade Ratings Trigger Date occurs, then on such date (x) the restrictions on the ability of the Company and its subsidiaries to (i) dispose of certain property, (ii) pay dividends, repurchase shares, and make other distributions to shareholders and (iii) enter into negative pledge agreements, will no longer apply and (y) the restriction on the ability of the Company and its subsidiaries to incur additional indebtedness will be modified to instead restrict, subject to certain exceptions, (i) the ability of the Company and its subsidiaries to incur additional secured indebtedness and (ii) the ability of the Company’s subsidiaries that do not guarantee the Credit Agreement to incur additional indebtedness. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants, and events of default for comparable credit facilities.

The foregoing summary of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 2.03.    Creation of Direct Financial Obligation or an Obligation with an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1
Credit and Guaranty Agreement, dated as of June 30, 2023, among First Solar, Inc., the guarantors from time to time party thereto, the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: July 6, 2023	By:	/s/ JASON DYMBORT
	Name:	Jason Dymbort
	Title:	General Counsel & Secretary

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